                                                                 EXHIBIT m(2)(d)


                                AMENDMENT NO. 3
                        TO THE THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The Third Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)


                                           MAXIMUM             MAXIMUM           MAXIMUM
                                         ASSET-BASED           SERVICE          AGGREGATE
         FUND                            SALES CHARGE            FEE               FEE
         ----                            ------------          -------          ---------

AIM Balanced Fund                            0.75%               0.25%             1.00%

AIM Basic Balanced Fund                      0.75%               0.25%             1.00%

AIM European Small Company Fund              0.75%               0.25%             1.00%

AIM Global Utilities Fund                    0.75%               0.25%             1.00%

AIM International Emerging Growth Fund       0.75%               0.25%             1.00%

AIM Mid Cap Basic Value Fund                 0.75%               0.25%             1.00%

AIM New Technology Fund                      0.75%               0.25%             1.00%

AIM Select Growth Fund                       0.75%               0.25%             1.00%

AIM Small Cap Equity Fund                    0.75%               0.25%             1.00%

AIM Premier Equity Fund                      0.75%               0.25%             1.00%

AIM Premier Equity II Fund                   0.75%               0.25%             1.00%

AIM Worldwide Spectrum Fund                  0.75%               0.25%            1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:      July 1       , 2002
      -------------------

                                          AIM FUNDS GROUP
                                          (on behalf of its Class B Shares)


Attest:   /s/ LISA A. MOSS                By:   /s/ ROBERT H. GRAHAM
        ------------------------------        ----------------------------------
          Assistant Secretary                   Robert H. Graham
                                                President



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